EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report dated February 25, 2016, relating to the consolidated financial statements of Independent Bank Group, Inc. which appear in the Annual Report on Form 10-K of Independent Bank Group, Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the headings “Experts” and “Historical Consolidated Financial Statements of Independent and Carlile” in such Proxy Statement/Prospectus.

/s/ RSM US LLP

Dallas, Texas

February 20, 2017